UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2020

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVOP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2020, the board of directors (the “Board”) of EVO Payments, Inc. (the “Company”) appointed Mark Chancy to serve as a director, effective March 1, 2020. Mr. Chancy will serve as a Group I director of the Company and as a member of the Audit Committee of the Board. The Board has determined that Mr. Chancy is an independent director within the meaning of Nasdaq Rule 5605.

Mr. Chancy most recently served as Vice Chairman and Co-Chief Operating Officer at SunTrust Banks, Inc. (“SunTrust”). In this role, he was responsible for SunTrust’s consumer banking, consumer lending, private wealth management and mortgage businesses, as well as enterprise marketing and data and analytics functions for the company. Prior to this role, Mr. Chancy held various executive roles at SunTrust from 2001 to 2017, including Chief Financial Officer and Wholesale Segment Executive.

Mr. Chancy will receive compensation for his service on the Board consistent with the compensation paid to the Company’s other independent directors who are not affiliated with Blueapple, Inc. or Madison Dearborn Partners, LLC, which includes an annual cash retainer fee of $100,000.  In addition, Mr. Chancy will also enter into the Company’s standard indemnification agreement requiring the Company to indemnify Mr. Chancy, to the fullest extent permitted under the Delaware General Corporation Law, against all expenses, losses and liabilities that may arise in connection with actual or threatened proceedings in which Mr. Chancy is involved by reason of his service as a member of the Company’s board of directors.

In connection with Mr. Chancy’s appointment, the Board also approved a $125,000 grant of restricted stock units to Mr. Chancy with a grant date of March 1, 2020, all of which will vest on March 1, 2021.

There are no arrangements or understandings between Mr. Chancy and any person pursuant to which he was appointed as a member of the Board.  Mr. Chancy does not have a family relationship with any of the executive officers or directors of the Company. There are no transactions in which Mr. Chancy had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing Mr. Chancy’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release dated February 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven J. de Groot
		Name:	Steven J. de Groot
Date: February 26, 2020		Title:	Executive Vice President, General Counsel and Secretary